EXHIBIT 99.2

ACCURAY INCORPORATED

STAND-ALONE INDUCEMENT PERFORMANCE UNIT AGREEMENT

NOTICE OF PERFORMANCE UNIT GRANT

Participant must notify Accuray Incorporated (the “Company”) by the fifteenth (15th) day of the month following the Date of Grant if he wishes to reject this Award. Otherwise, Participant will be deemed to have accepted the Award on the terms and conditions on which it is offered.

Unless otherwise defined herein, each capitalized term used in this Notice of Performance Unit Grant and all other exhibits, appendices, and addenda attached hereto, will have the meaning given such term in the Terms and Conditions of Performance Unit Grant attached hereto as Exhibit A (together, the “Award Agreement”).

Participant Name: Stephen La Neve

Participant has been granted the right to receive an Award of Performance Units (“PSUs”), subject to the terms and conditions of this Award Agreement, as follows:

Grant Number

Date of Grant October 31, 2025

Total Number of PSUs 1,250,000

Vesting Schedule:

Subject to Section 5 of Exhibit A and any acceleration provisions contained in this Award Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent, Subsidiary or Affiliate of the Company, as applicable) governing the terms of this Award, the PSUs will be scheduled to vest according to the following vesting schedule:

1.
General. This Award of PSUs will be subject to vesting requirements relating to both Participant’s continued status as an Employee through specified dates and achievement of specified performance-based criteria (“Performance Goals”) as described herein. The Performance Goals will require the Company’s achievement of specified levels of Share Price during the applicable Performance Period. Any PSU under this Award that becomes eligible to vest due to achieving the applicable Performance Goal is referred to as an “Eligible Unit.”
2.
Certain Definitions. For purposes of this Award Agreement, the following capitalized terms will have the meaning as specified in this Section 2:
(a)
“Cause” has the meaning ascribed to such term in the Employment Agreement.

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(b)
“Change in Control” has the meaning ascribed to such term in the Terms and Conditions of Performance Unit Grant attached hereto as Exhibit A.
(c)
“Change in Control Period” has the meaning ascribed to such term in the Employment Agreement.
(d)
“CIC Price” means the amount of cash and the value of any securities or other property paid or to be paid to holders of any Shares (in respect of such Shares held) as consideration in a Change in Control, on a per Share basis (and in the case of a Change in Control that is described in Section 1(g)(iii) of the Terms and Conditions of Performance Unit Grant attached hereto as Exhibit A, any additional consideration paid or to be paid to the Company but not to holders of any Shares, on a per Share basis, had such amounts been paid to the holders of Shares in respect of such Shares held), as determined by the Administrator, in its sole discretion.
(e)
“Employment Agreement” means that certain Executive Employment Agreement effective as of October 20, 2025, by and between the Company and Participant, as may be amended from time to time.
(f)
“First Performance Period” means the period commencing on the Date of Grant and ending on September 30, 2027, which shall be the applicable Performance Period for the Tranche 1 PSUs.
(g)
“Good Reason” has the meaning ascribed to such term in the Employment Agreement.
(h)
“Incapacity” has the meaning ascribed to such term in the Employment Agreement.
(i)
“Qualifying Termination” means termination of Participant’s employment with the Company either (i) by the Company without Cause (excluding due to Participant’s death or Incapacity), or (ii) by Participant’s resignation for Good Reason.
(j)
“Performance Period” means any of the First Performance Period, Second Performance Period or Third Performance Period.
(k)
“Second Performance Period” means the period commencing on the Date of Grant and ending on September 30, 2029, which shall be the applicable Performance Period for the Tranche 2 PSUs.
(l)
“Share Price” means, as of a given date, the VWAP over a trailing, consecutive thirty (30) trading day period ending with and inclusive of such given date.
(m)
“Starting Price” means the VWAP over a trailing, consecutive thirty (30) trading day period ending with and inclusive of Participant’s employment start date with the Company.
(n)
“Third Performance Period” means the period commencing on the Date of Grant and ending on September 30, 2031, which shall be the applicable Performance Period for

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the Tranche 3 PSUs.
(o)
“VWAP” means the volume weighted average price of the Company’s common stock.
3.
Performance Goal. Based upon the extent of the Company’s achievement of the Performance Goals during an applicable Performance Period, a specified portion of the PSUs subject to this Award Agreement will become eligible to vest as set forth below, using standard rounding conventions to round to the nearest whole number of shares.
(a)
Tranches. This Award of PSUs is divided into three (3) tranches (“Tranches”). The following table shows the number of PSUs subject to this Award Agreement allocated to each Tranche:

Tranche	PSUs Allocated to Tranche
Tranche 1	375,000
Tranche 2	375,000
Tranche 3	500,000
(b)
Performance Under Each Tranche. If the Company achieves the level of Share Price during the applicable Performance Period set forth opposite the applicable Tranche in the table below, then one hundred percent (100%) of the PSUs allocated to such Tranche will become Eligible Units:

Tranche	Performance Period	Share Price Level
Tranche 1	First Performance Period	The greater of (a) $2.00 per Share or (b) the price that is 25% above the Starting Price
Tranche 2	Second Performance Period	The greater of (a) $2.50 per Share or (b) the price that is 60% above the Starting Price
Tranche 3	Third Performance Period	The greater of (a) $3.00 per Share or (b) the price that is 90% above the Starting Price

No linear interpolation will be applied or other credit given for achievement of a Share Price less than the Share Price level required to be achieved for a given Tranche.

(c)
Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Award, will adjust the Share Price required to be achieved (as set forth in Section 3(b) above)

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with respect to any Tranche for which the applicable Performance Goal has not yet been achieved.
4.
Certifications. The Administrator has full authority to determine whether or not (and the extent to which) the Performance Goals have been achieved, the PSUs under the Award (if any) that have become Eligible Units and the number of PSUs under this Award (if any) that will vest. The Administrator periodically will determine and certify in writing (a “Certification”) whether the Company has achieved any of the Performance Goals during an applicable Performance Period. Upon Certification, any PSUs under this Award for which the Administrator determines that the applicable Performance Goal has been achieved will first become Eligible Units as of the date of such Certification. To the extent any Tranche has not achieved the applicable Performance Goal pursuant to any Certification completed during a Performance Period, then within forty-five (45) calendar days following the last day of the applicable Performance Period (the “Deadline Date”), the Administrator will complete a final Certification to determine whether the Performance Goal for any such Tranche was achieved during such Performance Period (the “Final Certification”). Any PSUs under this Award that have not become Eligible Units as of the earlier of the Final Certification date or Deadline Date will be forfeited automatically as of that date, and Participant’s right to acquire any Shares hereunder will terminate immediately. The maximum number of Shares underlying the PSUs under this Award that may become Eligible Units, and that may vest, is the Total Number of PSUs.
5.
Service-Based Vesting.
(a)
Subject to Section 5(b) below, any PSUs under this Award that have become Eligible Units will be scheduled to vest on the one-year anniversary of the date on which the Share Price level was achieved (as determined pursuant to the Certification under which such PSUs became Eligible Units), in each case subject to Participant’s continued status as an Employee through the applicable date. For purposes of clarity, reference to the vesting date under Section 6(a) of the Terms and Conditions of Performance Unit Grant attached to this Notice of Grant as Exhibit A means the first date on which the applicable PSU satisfies the condition that constitutes the substantial risk of forfeiture under the Award for purposes of Section 409A.
(b)
Notwithstanding the foregoing, except as provided under Section 6, 7 or 8, in no event shall (i) more than one-third (1/3rd) of the Total Number of PSUs subject to this Award vest on or prior to the one-year anniversary of the Date of Grant, and (ii) more than a cumulative total of two-thirds (2/3rd) of the of the Total Number of PSUs subject to this Award vest on or prior to the two-year anniversary of the Date of Grant. Any Shares not vested solely by virtue of the application of this Section 5(b) that otherwise would have vested on the one-year anniversary of the Date of Grant shall be scheduled to vest on the two-year anniversary of the Date of Grant to the extent that the vesting limitations set forth in the preceding sentence are not exceeded, and (y) any Shares not vested solely by virtue of the application of this Section 5(b) on the one-year anniversary or the two-year anniversary of the Date of Grant shall be scheduled to vest on the three-year anniversary of the Date of Grant, in each case subject to Participant’s continued status as an Employee through the applicable date.
6.
Change in Control.
(a)
During Performance Period. In the event of the first Change in Control

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that occurs during a Performance Period, the terms of this Section 6(a) will apply. Each ongoing Performance Period will be shortened to end on a date that occurs within the ten (10) day period prior to the expected date of completion of the Change in Control (with such end date and expected date determined by the Administrator, in its sole discretion) provided such end date in no event shall be later than the date immediately prior to the date of the Change in Control (such shortened Performance Period, a “Shortened Performance Period”). The Administrator will complete a Final Certification for each Shortened Performance Period prior to the Change in Control. Additionally, such Certification will include a determination with respect to whether the Company will have achieved any Performance Goals based on the CIC Price (the “CIC Certification”). Any PSUs under a Tranche for which the Company achieves the applicable Performance Goal based on the CIC Price will become Eligible Units effective as of immediately prior to the completion of the Change in Control, subject to Participant’s continued status as an Employee through the date of the Change in Control. For clarity, any PSUs that have become Eligible Units as of immediately prior to the Change in Control will vest on the one-year anniversary of the Change in Control, subject to Participant’s continued status as an Employee through such anniversary. Any PSUs that have not become Eligible Units as of immediately prior to the Change in Control will be forfeited immediately as of such time, and will not be eligible for any vesting or payment of any consideration in respect thereof as a result of or in connection with the completion of the Change in Control, including without limitation, and notwithstanding, the second paragraph of Section 15(c) of the Terms and Conditions of Performance Unit Grant attached to this Notice of Grant as Exhibit A or any Acceleration Terms (as defined below). The immediately preceding sentence may be superseded in a subsequent written agreement, plan or other arrangement approved by the Administrator only by specific reference to this Section 6(a) of the Vesting Schedule provisions in the Notice of Grant.
(b)
After Performance Period. In the event of a Change in Control that occurs after a Performance Period (but no later than the Deadline Date), and provided that any Tranche has not achieved the applicable Performance Goal pursuant to a Certification that occurred during such Performance Period, the Administrator will complete a Final Certification no later than immediately prior to the Change in Control.
7.
Qualifying Termination.
(a)
Vesting Acceleration. If a Qualifying Termination occurs during the Change in Control Period, then any then outstanding but unvested Eligible Units, will accelerate vesting in full, as provided in the Employment Agreement, including without limitation that such vesting acceleration is conditioned on the timely satisfaction of the requirements set forth in Section 5(a)(vii) of the Employment Agreement (relating to a separation agreement and release of claims). For the avoidance of doubt, if Participant’s Qualifying Termination occurs prior to a Change in Control, then any unvested and outstanding PSUs will remain outstanding until the earlier of (i) the date that is three (3) months following such Qualifying Termination or (ii) the date that a Change in Control occurs, in order to determine if any PSUs will become Eligible Units pursuant to Section 6(a) and, thereafter, eligible for the vesting acceleration described in this Section 7(a).
(b)
Employment Agreement. For purposes of clarity, in the event that Participant becomes eligible for any vesting acceleration pursuant to the Employment Agreement

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(the “Acceleration Terms”), only the PSUs under this Award that have become Eligible Units based on achievement for the applicable Performance Period (or Shortened Performance Period) will be eligible for such vesting acceleration.
8.
Death or Incapacity. In the event of termination of Participant’s employment for Incapacity or if Participant dies while actively employed pursuant to the Employment Agreement, (i) any outstanding but unvested Eligible Units shall become immediately vested, and (ii) any outstanding PSUs for which the applicable Performance Period is scheduled to end within twelve (12) months after the date of such termination of employment due to Incapacity or death will remain outstanding until the applicable Final Certification, shall vest immediately following such Final Certification to the extent the applicable Performance Goal is certified as achieved, and will be settled in the same calendar year as the calendar year in which the applicable Performance Period ends, as provided in the Employment Agreement.
9.
Recoupment. This Award Agreement and the PSUs under this Award are subject to any clawback policy, compensation recovery or similar policy that the Company may adopt from time to time in order to comply with Applicable Laws.

* * *

If Participant does not wish to receive this Award and/or does not consent and agree to the terms and conditions on which the Award is offered, as set forth in this Award Agreement, then Participant must reject the Award by notifying the Company at Accuray Incorporated, Attention: Stock Administration, 1240 Deming Way, Madison, WI 53717 no later than the fifteenth (15th) day of the month following the Date of Grant, in which case the Award will be cancelled. Participant’s failure to notify the Company of his or her rejection of the Award within this specified period will constitute Participant’s acceptance of the Award and his or her agreement with all terms and conditions of the Award, as set forth in this Award Agreement.

Participant has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. By accepting this Award, Participant hereby (i) agrees that this Award of PSUs is granted under and governed by the terms and conditions of this Award Agreement, including for clarity the Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document, (ii) accepts this Award Agreement subject to all of the terms and provisions thereof, (iii) accepts as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Award Agreement, and (iv) agrees to notify the Company upon any change in Participant’s residence address indicated below and to provide a valid email address if Participant no longer has a Company email address.

[The remainder of this page is intentionally left blank. Signature page follows.]

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PARTICIPANT ACCURAY INCORPORATED

____________________________________ ____________________________________

Signature Signature

____________________________________ ____________________________________

Print Name Print Name

____________________________________

Title

Residence Address:

____________________________________

____________________________________

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EXHIBIT A

ACCURAY INCORPORATED

STAND-ALONE INDUCEMENT PERFORMANCE UNIT AGREEMENT

TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT

1.
Definitions. As used herein, the following definitions will apply:
(a)
“Administrator” means the Board or any of its Committees as will be administering the Award Agreement, in accordance with Section 2.
(b)
“Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c)
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction that may apply to this Award.
(d)
“Award” means this award of Performance Units.
(e)
“Award Agreement” means this Stand-Alone Inducement Performance Unit Agreement evidencing the Award.
(f)
“Board” means the Board of Directors of the Company.
(g)
“Change in Control” means the occurrence of any of the following events:
(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

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(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

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(i)
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 2.
(j)
“Common Stock” means the common stock of the Company.
(k)
“Company” means Accuray Incorporated, a Delaware corporation, or any successor thereto.
(l)
“Consultant” means any natural person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m)
“Director” means a member of the Board.
(n)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(p)
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

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Notwithstanding the foregoing, for purposes of determining the fair market value of the PSUs for any reason, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

(q)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(r)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(s)
“Participant” means the person named in the Notice of Grant or such person’s successor.
(t)
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine (which for clarity may be cash- or stock-denominated) and may be settled for cash, Shares or other securities or a combination of the foregoing.
(u)
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Award Agreement.
(v)
“Section 409A” means Section 409A of the Code and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
(w)
“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
(x)
“Share” means a share of the Common Stock, as adjusted in accordance with Section 15.
(y)
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(z)
“Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
(aa)
“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

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2.
Administration.
(a)
Procedure.
(i)
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(ii)
Other Administration. Other than as provided above, this Award Agreement will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
(iii)
Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of this Award Agreement and any of the functions assigned to it in this Award Agreement. Such delegation may be revoked at any time.
(b)
Powers of the Administrator. Subject to the provisions of the Award Agreement, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)
to determine the Fair Market Value;
(ii)
to construe and interpret the terms of the Award and this Award Agreement;
(iii)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of the Award;
(iv)
to determine whether the Award will be settled in Shares, cash or in any combination thereof; and
(v)
to make all other determinations deemed necessary or advisable for administering the Award and the Award Agreement.
(c)
Effect of Administrator’s Decisions. The Administrator’s decisions, determinations, and interpretations will be final and binding on the Participant and will be given the maximum deference permitted by Applicable Laws.
3.
Grant of Performance Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Performance Unit Grant of this Award Agreement (the “Notice of Grant”) an Award of Performance Units (“PSUs”), subject to all of the terms and conditions of this Award Agreement. The Award is intended to qualify as an employment inducement grant under Nasdaq Listing Rule 5635(c)(4).
4.
Company’s Obligation to Pay. Each PSU represents the right to receive a Share on the date it vests. Unless and until the PSUs will have vested in the manner set forth in Sections 5 or 6, Participant will have no right to payment of any such PSUs. Prior to actual payment of any

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vested PSUs, such PSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
5.
Vesting Schedule. Except as provided in Section 6, and subject to Section 9, the PSUs awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent, Subsidiary or Affiliate of the Company, as applicable, governing the terms of this Award, PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously an Employee from the Date of Grant until the date such vesting occurs.
6.
Payment After Vesting.
(a)
General Rule. Subject to Sections 6(c) and 11, any PSUs that vest will be paid to Participant (or in the event of Participant’s death, to Participant’s properly designated beneficiary or estate) in whole Shares no later than seventy-four (74) days following the vesting date applicable to such PSUs (the “Settlement Deadline Date”). Except as may be required by the provisions of Section 6(c), no PSU will be settled after the Settlement Deadline Date applicable to it. If any PSU has not met all the requirements for settlement under this Award Agreement in a manner that would allow it to be settled by the applicable Settlement Deadline Date (or, if applicable, such other date required by Section 6(c)), such PSU will be forfeited as of immediately following the applicable Settlement Deadline Date (or such other date required by Section 6(c), as applicable). In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any PSUs payable under this Award Agreement. For clarity, there may be multiple Settlement Deadline Dates, each corresponding to a particular PSU.
(b)
Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested PSUs at any time, subject to the terms of the Award Agreement. If so accelerated, such PSUs will be considered as having vested as of the date specified by the Administrator.
(c)
Section 409A. This Section 6(c) will apply to Participant to the extent Participant is a U.S. taxpayer.
(i)
The payment of Shares vesting pursuant to this Award Agreement (including any discretionary acceleration under Section 6(b)) shall in all cases be paid at a time and in a manner that is intended to be exempt from, or comply with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.
(ii)
Any PSUs under this Award Agreement that are considered deferred compensation within the meaning of Section 409A (“Deferred Payments”) that otherwise are intended to be paid, pursuant to subsection (i), (ii) or (v) of Code Section 409A(a)(2)(A), upon the occurrence of a merger of the Company with or into another corporation or other entity, a Change in Control, or Participant’s disability or termination from employment or other service (whether pursuant to the vesting criteria set forth in the Notice of Grant or a written agreement authorized

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by the Administrator between Participant and the Company or any of its Parents or Subsidiaries, as applicable), will not be payable upon such event unless and until the circumstances giving rise to such merger, Change in Control, disability, or termination constitutes a change in control event, disability, or separation from service, as applicable, within the meaning of Section 409A (a “409A-Conforming Event”), and to the extent such payment will not be subject to the additional tax imposed under Section 409A. In the event that the immediately preceding sentence prevents the payment of any Deferred Payments, then such Deferred Payments will be paid at the time and in the form that would have applied absent such event that fails to constitute a 409A-Conforming Event. For clarity, this Section 6(c) does not affect the value or dollar amount payable, or prohibit the vesting of Deferred Payments, including without limitation in connection with a merger of the Company with or into another corporation or other entity, a Change in Control, Participant’s disability or termination, or pursuant to Section 6(b) above. If the PSUs otherwise would be exempt from Section 409A pursuant to U.S. Treasury Regulation Section 1.409A 1(b)(9), any such PSUs that vest in connection with the termination of Participant’s employment (or other service, as applicable) will not be payable until Participant has a separation from service within the meaning of Section 409A. Except as otherwise provided in a written agreement between the Company and Participant authorized by the Administrator providing for payment in compliance with U.S. Treasury Regulation Section 1.409A 3(b) (in which case, for clarity, such provisions shall govern), PSUs that become payable by reason of the occurrence of a 409A-Conforming Event will be settled no later than seventy four (74) days following the applicable 409A-Conforming Event, subject to the following under this subsection (ii). Notwithstanding any provisions to the contrary in this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if any Deferred Payments become payable upon a separation from service within the meaning of Section 409A, other than due to Participant’s death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service and (y) the payment of such Deferred Payments will result in the imposition of additional tax under Section 409A if paid to Participant within the six (6) month period following the separation from service, then the payment of such Deferred Payments will not be made until the date six (6) months and one (1) day following the date of Participant’s separation from service, unless Participant dies following such separation, in which case, the Deferred Payments will be paid to Participant’s estate as soon as practicable following Participant’s death. To the extent that Participant is not a “specified employee” but Participant’s separation from service occurs at a time during the year whereby the deadline date for any separation agreement and release of claims (or similar agreement or release) to become effective and irrevocable will occur in the year immediately following the year in which the separation from service occurs, then any Deferred Payments that otherwise would be payable prior to such deadline date will be paid without applying the delay set forth in the immediately preceding sentence, but will be paid in the year immediately following the year in which the separation from service occurs. Subject to compliance with the applicable requirements under Section 409A, the Administrator in its sole discretion will be permitted to make any accelerated payment of Deferred Payments pursuant to U.S. Treasury Regulation Section 1.409A 3(j)(4).
(iii)
It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PSUs provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment

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payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). To the extent necessary to comply with Section 409A, references to termination of Participant’s status as an Employee, termination of employment, or similar phrases will be references to Participant’s “separation from service” within the meaning of Section 409A. In no event will the Company, any Service Recipient (as defined below) or any Parent, Subsidiary, or Affiliate of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.
7.
Dividends. With respect to this Award, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to this Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to this Award.
8.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of the Award will be suspended during any unpaid leave of absence. The Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of, or between, the Company or any Subsidiary, Parent or Affiliate of the Company.
9.
Forfeiture Upon Termination of Status as an Employee. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any of its Subsidiaries or Parents, as applicable, governing the terms of this Award, if Participant ceases to be an Employee for any reason, the then-unvested PSUs awarded by this Award Agreement will thereupon be forfeited at no cost to the Company upon the date of such cessation and Participant will have no further rights to such PSUs or the Shares thereunder.
10.
Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of such transferee’s status as transferee, and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
11.
Tax Obligations.
(a)
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the Award or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or other affiliates employing or retaining the services of Participant, as applicable) will have the power and the right to deduct or withhold, or require the Participant to remit to the Company (or any of its Parents, Subsidiaries, or other affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S. and other

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taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to the Award. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum U.S. federal, state or local rates applicable to Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(b)
Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent, Subsidiary, or Affiliate of the Company to which Participant is providing services (together, the “Service Recipient(s)”), the ultimate liability for any tax and social insurance liability obligations and requirements in connection with the PSUs, including, without limitation, (i) all federal, national, state, non-U.S. and local taxes (including Participant’s U.S. Federal Insurance Contributions Act (FICA) obligations and social liability insurance obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in this Award Agreement and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the PSUs or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the PSUs (or the vesting or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), are and remain Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, dividend equivalents, or other distributions, or (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the applicable Service Recipient(s) (or former Service Recipient(s), as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction.
(c)
Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) (or former Service Recipient(s)) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”) which, to the extent permitted under this Award Agreement, may, in the discretion of the Administrator, be in excess of the minimum statutory required amount to be withheld, upon each date with respect to which the Administrator determines Withholding Obligations are due, including but not limited to, at grant, vesting, settlement or any other date with respect to which Withholding Obligations arise. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by Applicable Laws, by one or a combination of the following: (i) paying cash, (ii) having the

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Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s) (or former Service Recipient(s)), (iv) delivering to the Company Shares that Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect or the Company may require, if permitted by the Administrator and if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”), or (vi) such other means as the Administrator deems appropriate. If the Withholding Obligations are satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Withholding Obligations. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time. Until and unless determined otherwise by the Administrator, Sell to Cover will be the method by which such Withholding Obligations are satisfied. For purposes of clarity and without limitation, by accepting this Award, Participant expressly consents to such Sell to Cover as the method by which Withholding Obligations are satisfied and agrees and acknowledges that Participant may not satisfy them by any means other than such Sell to Cover, unless required to do so by the Administrator or pursuant to the Administrator’s express consent.
(d)
Tax Consequences. Participant has reviewed with Participant’s own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

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(e)
Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Withholding Obligations. If Participant fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest pursuant to Sections 5 or 6 or Participant’s Withholding Obligations otherwise become due, Participant permanently will forfeit such PSUs to which Participant’s Withholding Obligation relates and any right to receive Shares thereunder and such PSUs will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.
12.
Forfeiture Events. Notwithstanding any provisions to the contrary under this Award Agreement, the Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include, without limitation, termination of Participant’s status as an employee or other service provider for cause or any specified action or inaction by Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of Participant’s status as an employee or other service provider. The Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any Company clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Clawback Policy”). The Administrator may require Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 12 specifically is mentioned and waived in a document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary, Parent or Affiliate of the Company.
13.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
14.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE,

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WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS PERFORMANCE UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Award Agreement, will adjust the number and class of shares of stock covered by the Award. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.
(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously settled, the Award will terminate immediately prior to the consummation of such proposed action.
(c)
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without Participant’s consent, which may include, without limitation, that the Award will be: (i) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares; (ii) continued by the Company, subject to any adjustment pursuant to Section 15(a); (iii) upon written notice to Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (iv) vest and become payable in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (v) (A) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that

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would have been attained upon the realization of Participant’s rights under this Award Agreement as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the realization of Participant’s rights, then the Award will be terminated by the Company without payment), or (B) replaced with other rights or property selected by the Administrator in its sole discretion; or (vi) treated in any combination of the foregoing.

In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (i) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (i), and the Company does not continue the Award (or portion thereof) as described above, all restrictions on the PSUs under the Award (or portion thereof) not so assumed, substituted for, or continued will lapse, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions will be deemed met, in each case, unless specifically provided otherwise under this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable.

For the purposes of this Section 15(c), the Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the payout of each PSU subject to the Award to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided under this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company and any of its Subsidiaries, Parents or Affiliates, as applicable, the Award will not be considered assumed if the Company or its successor modifies any of the Award’s performance goals without Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid assumption of the Award.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any of its Subsidiaries, Parents or Affiliates, as applicable, if a payment under this Award Agreement is subject to Section 409A and if the change in control definition contained in this Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be

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accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.

16.
Grant is Not Transferable. Except to the limited extent provided in Section 10, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.
17.
Nature of Grant. In accepting this Award of PSUs, Participant acknowledges, understands and agrees that:
(a)
the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(b)
all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Administrator;
(c)
the PSUs and the Shares subject to the PSUs are not intended to replace any pension rights or compensation;
(d)
the PSUs and the Shares subject to the PSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including without limitation calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(e)
the future value of the Shares underlying the PSUs is unknown, indeterminable, and cannot be predicted with certainty;
(f)
for purposes of the PSUs, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent, Subsidiary, or Affiliate of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the PSUs, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Award of PSUs (including whether

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Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and
(g)
unless otherwise provided by the Administrator in its discretion, the PSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.
18.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in this Award Agreement, or Participant’s acquisition or sale of the Shares underlying the PSUs. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisers regarding Participant’s participation in this Award Agreement before taking any action related to this Award Agreement.
19.
Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Accuray Incorporated, Attention: Stock Administration, 1240 Deming Way, Madison, WI 53717, or at such other address as the Company may hereafter designate in writing.
20.
Insider Trading Restrictions/Market Abuse Laws. In addition to all other restrictions set forth in this Award Agreement, Participant is hereby notified that Participant may be subject to insider trading restrictions or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares under this Award Agreement during such time as Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges and agrees that it is Participant’s responsibility to comply with any applicable restrictions and Participant is advised to speak to Participant’s personal advisor on this matter.
21.
Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.
22.
Conditions Upon Issuance of Shares.
(a)
Legal Compliance. Shares will not be issued pursuant to the Award, including without limitation upon vesting thereof, unless the issuance and delivery of such Shares and unless the vesting of the Award will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)
Investment Representations. As a condition to the issuance and delivery of Shares pursuant to the Award, the Company may require the person to whom such Shares will be

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issued to represent and warrant at such time that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)
Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or Participant’s estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. If any such listing, registration, qualification, rule compliance, clearance, consent or approval has not been completed by the applicable Settlement Deadline Date (or, if later, the settlement date required under Section 6(c)(ii), as applicable) with respect to a PSU in a manner that would allow it to be settled by the applicable Settlement Deadline Date (or, if later, the settlement date required under Section 6(c)(ii), as applicable), such PSU shall be forfeited as of immediately following the Settlement Deadline Date (or, if later, the settlement date required under Section 6(c)(ii), as applicable). Subject to the terms of this Award Agreement, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PSUs as the Administrator may establish from time to time for reasons of administrative convenience.
(d)
Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.
Interpretation. The Administrator will have the power to interpret this Award Agreement and to adopt such rules for the administration, interpretation and application of the Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to this Award Agreement. Unless the context requires otherwise and subject to the foregoing interpretation rights

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and powers of the Administrator in this Section 23, the term “or” as used in this Award Agreement is not exclusive.
24.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs (including, without limitation, prospectuses required by the U.S. Securities and Exchange Commission) by electronic means (including, without limitation, all other documents that the Company is required to deliver to its security holders, such as annual reports and proxy statements). Participant hereby consents to receive such documents by electronic delivery and agrees to participate in this Award Agreement through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. Participant agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify Participant by electronic means.
25.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
26.
Entire Agreement; Modifications. This Award Agreement (including for clarity any exhibits, appendices, and addenda attached to the Notice of Grant) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that Participant is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only by approval of the Administrator memorialized in an express written instrument executed by a duly authorized signatory of the Company. Except as provided in this paragraph, no amendment to this Award Agreement may materially impair the rights of Participant unless mutually agreed between Participant and the Administrator, which agreement must be in writing signed by Participant and a duly authorized signatory of the Company. Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award.
27.
No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
28.
Governing Law; Severability. This Award Agreement and the PSUs are governed by, and construed in accordance with, the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

Inducement Performance Unit Agreement

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29.
Binding Terms. The terms, conditions, obligations, and requirements of this Award Agreement will apply as a condition of receiving and holding the Award without the need for any manual or other execution of this Award Agreement by Participant or the Company. Notwithstanding the foregoing, however, as a condition to holding the Award or the vesting or settlement of the Award, upon the Company’s request at any time, the Company may require Participant to manually or electronically sign this Award Agreement, if Participant has not already done so.

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Inducement Performance Unit Agreement